EXHIBIT 23(b)

                   CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of CVS Corporation on Form S-4 (File no. ____) of our report dated September
26, 1997 on our audits of the consolidated financial statements of Arbor Drugs, Inc. as of July 31, 1997 and 1996 and for the years ended July 31, 1997, 1996 and 1995, which report is included in the Annual Report on Form 10-K of Arbor Drugs, Inc. for the year ended July 31, 1997. We also consent to the reference to our firm under the captions "The Merger -- Accounting Treatment" and "Experts."


Detroit, Michigan
February 27, 1998